EXHIBIT 11

                           MARK IV INDUSTRIES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
      For the Three and Six Month Periods Ended August 31, 1994 and 1993
                (Amounts in thousands, except per share data)

                                            Three Months        Six Months
                                          Ended August 31,    Ended August 31,
                                          ----------------    ----------------
                                           1994     1993       1994     1993
                                           ----     ----       ----     ----
PRIMARY

Shares outstanding:

  Weighted average number of
   shares outstanding                    42,750    42,317     42,737   42,276

  Net effect of dilutive stock
   options (1)                              311       351        289      330
                                        -------   -------    -------  -------
    Total                                43,061    42,668     43,026   42,606
                                        =======   =======    =======  =======
Income before extraordinary items
 and cumulative effect of a change
 in accounting principle                $16,700   $13,100   $ 33,800  $26,700
                                        =======   =======   ========  =======
Income per share before extraordinary
 items and cumulative effect of a
  change in accounting principle (2)    $   .39   $   .31   $    .79  $   .63
                                        =======   =======   ========  =======

Extraordinary items                     $  -      $  -      $   -    $(21,700)
                                        =======   =======   ======== ========

Loss per share from extraordinary
 items (2)                              $  -      $  -      $  -     $   (.51)
                                        =======   =======   ======== ========

Cumulative effect of a change in
 accounting principle                   $  -      $  -      $  -     $(26,000)
                                        =======   =======   ======== ========

Loss per share from cumulative
 effect of a change in accounting
  principle (2)                         $  -      $  -      $   -    $   (.61)
                                        =======   =======   ======== ========
Net income (loss)                       $16,700   $13,100   $33,800  $(21,000)
                                        =======   =======   ======== ========
Net income (loss) per share (2)         $   .39   $   .31   $   .79  $   (.49)
                                        =======   =======   ======== ========

                                             Three Months        Six Months
                                          Ended August 31,    Ended August 31,
                                          ----------------    ----------------
                                          1994     1993       1994     1993
                                          ----     ----       ----     ----
FULLY-DILUTED

Shares outstanding:
  Weighted average number of
   shares outstanding                    42,750    42,317     42,737   42,276
 Shares issuable upon conversion of
  the Company's 6-1/4% Convertible
  Subordinated Debentures                 7,944     7,952      7,944    7,952
 Net effect of dilutive stock
   options (1)                              346       361        346      361
                                        -------   -------    -------  -------
    Total                                51,040    50,630     51,027   50,589
                                        =======   =======    =======  =======
Income before extraordinary items and
 cumulative effect of a change in
 accounting principle                   $16,700   $13,100   $ 33,800  $26,700

Interest on Convertible Subordinated
 Debentures, less tax effect            $ 1,100   $ 1,200   $  2,200  $ 2,400
                                        -------   -------   --------  -------
Income applicable to fully-diluted
 shares, before extraordinary items
 and cumulative effect of a change
 in accounting principle                $17,800   $14,300   $ 36,000  $29,100
                                        =======   =======   ========  =======
Income per share before extraordinary
 items and cumulative effect of a
 change in accounting principle         $   .35   $   .28   $    .71  $   .57
                                        =======   =======   ========  =======

Extraordinary items                     $  -      $  -      $   -    $(21,700)
                                        =======   =======   ======== ========
Loss per share from
 extraordinary items                    $  -      $  -      $   -     $  (.43)
                                        =======   =======   ========  =======
Cumulative effect of a change in
 accounting principle                   $  -      $  -      $   -    $(26,000)
                                        =======   =======   ======== ========
Loss per share from cumulative
 effect of a change in accounting
 principle                              $  -      $  -      $   -    $   (.51)
                                        =======   =======   =======  ========
  Net income (loss)                     $17,800   $14,300   $36,000  $(18,600)
                                        =======   =======   =======  ========
Net income (loss) per share             $   .35   $   .28   $   .71  $   (.37)
                                        =======   =======   =======  ========
- ------------------------------------
(1) The net effects for the three and six month periods ended August 31, 1994 and 1993 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.
(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of common stock outstanding, since the dilutive effect of the stock options is not considered to be material.